EXHIBIT 10.20

Aetna.Inc

Financial Conditions

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

The quotation presented in this package is based on the assumptions outlined below. We reserve the right to add charges, make adjustments to the charges shown and make other adjustments to the quotation if there are deviations from these assumptions. If additional information related to this quotation is made available to Aetna at a later date, we reserve the right to revise this quotation based upon analysis of that information. We reserve the right to withdraw any portion of this quotation that relates to new plans or extension of existing plans to new locations. We have made every effort to include information in a manner that reflects existing and expected business practices for the policy period that you have chosen. However, nearly all of the matters addressed in this rating are dynamic and subject to change before or after the effective date.

Prior to finalizing rates and open enrollment occurring, Gevity H.R. will provide Aetna with full disclosure of open enrollment materials, including employee contribution rates for all plan options, eligibility definitions for all plans (retiree, part-time employees), and other carrier plan designs for all sites where our insured product is offered. After open enrollment, Gevity H.R. will provide Aetna with a revised census on all benefit eligible employees (including waivers) showing gender, date of birth, tier, plan selection, zip code and group identifiers for retirees and COBRA individuals.

The quoted rates are valid for a twelve-month period commencing January 1, 2003. Where required by state law, a change in the final filed and approved premium rates may result in an increase or decrease to the quoted rates. Rates may also be changed due to a change in the factors bearing on the risk we assume:

1.	Employer contributes at least 75% of the employee only rate tier or 50% of the total cost at each rate tier. In addition, where Aetna is offered as an option, the contribution strategy does not favor other health product offerings over the Aetna plans. The monthly employee contribution for the Aetna HMO versus the cost of other plan offerings in the same location is not greater than $20 for a single rate, $40 for a couple rate, or $60 for a family rate. Failure to meet these requirements may result in termination or non-renewal.

2.	At least 75% of eligible employees participate in the employer’s plan, or at least 50% when excluding those providing proof of enrollment in a spouse’s plan. Failure to meet this requirement may result in termination or non-renewal. If fewer than five employees enroll in the Aetna plan in any one site, we may charge an additional administrative fee.

3.	The demographic and/or geographic mix of the enrolled group in any site with at least 100 enrolled subscribers does not change during the term in a way that in our discretion would increase the per capita premium by more than 5% versus that assumed when developing final rates.

4.	The plan of benefits will be extended to all groups included in our current eligibility files. Our rates assume that coverage will not be extended to any additional groups of employees without additional information and underwriting approval and that the total groups of enrolled employees will not increase or decrease by more than 10% in any site with at least 100 enrolled subscribers.

5.	a. The Aetna plan(s) will be offered as a full replacement to employees residing in all network service areas. b. If Aetna QPOS is offered in any location, we assume no competitor HMOs will be offered as an option in that location.

6.	Aetna plan designs cannot be significantly different from any other plan offering if the differences have the potential to create for adverse selection. (For example, Aetna will offer Advanced Reproductive Technology (ART) benefits only if all other competing options also offer ART at a similar coverage level).

Aetna.Inc

Financial Conditions

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

7.	Mutualized rates are offered under the condition that Aetna plans are offered on a sole replacement basis or any competitors’ rates are mutualized over exactly the same service areas as Aetna’s. The site-specific contribution strategy must not financially disfavor the Aetna plan. The Aetna plan will be offered in all sites included in the mutualized rates. If actual enrollment differs from that assumed in calculating the mutualized rate, we reserve the right to recalculate the rates based upon the site-by-site enrollment.

8.	Aetna reserves the right to reallocate the premium rate ratios due to changes in the composition of the enrolled census. Aetna assumes that rate tier structure and rate ratios for the Aetna plans are the same as for any competitor plans offered in the same location.

9.	Failure to offer the Aetna HMO to employees in each of these locations, or actual enrollment level below that which we assumed, may result in a rate adjustment due to a decrease in expected total enrollment in the Aetna HMO plans.

10.	Any changes in the plan of benefits offered, claim payment requirements, procedures, or account structures initiated by Gevity H.R. or required because of legislative or regulatory action may result in a rate revision.

11.	Retirees comprise less than 10% of the enrolled group. If this plan is offered as an option to another plan and if pre-65 retirees will be offered Aetna coverage, pre-65 retirees must be eligible for coverage from all other competing benefit plans.

12.	Cobra enrollment is less than 10% of the enrolled group.

Aetna.Inc

Additional Financial Information

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

Listed in this section are brief descriptions of some of the important features of the Aetna HMO based plans quoted in this package. Statements made in this package are based on facts, as they exist today. Statements made in this package are not intended to serve as a substitute for the contracts and are not intended as legal representations or warranties. This renewal is not intended to serve as a substitute for your Group Agreement and/or Group Insurance Policy. Our obligations to one another will be limited to the terms of the contracts.

o	Renewal — Our contract provides for automatic renewal upon the completion of each contract period unless either party invokes the termination provision. This provision may be invoked in accordance with its terms at any time during the continuance of the contract (i.e., is not just limited to termination occurring on the renewal date). Aetna may also decline to provide a renewal offer for a number of reasons stated in the contract. These may include Aetna no longer offering coverage or a specific product in the market and the plan no longer meeting the contribution or participation requirements described in this package.

o	Premium Payments – Failure of Gevity H.R. to make required premium payments in accordance with provisions of the contract will result in plan termination. The amount due is payable on the 1st day of the monthly coverage period covered by the invoice. If the amount due is not paid in full within 30 days, the contract and plan coverage will terminate. We also have the right to assess late premium payment and costs of collection charges.

o	Prospective Rating Basis — The enclosed insured medical rates are offered on a prospectively rated basis. No policy year accounting balance will be calculated for these coverages.

o	Network Service Areas – We have quoted rates specific to certain networks; provider directories may include networks that were not quoted.

o	Out-of-Network — The out-of-network indemnity contract situs for (QPOS) is assumed to be Texas.

o	Service Center –Claim administration and member services will be provided regionally for each network location. Network management, including provider relations and utilization management, will be performed locally.

o	Open Enrollment — The quoted rates assume that there will be one predetermined annual enrollment period when all eligible employees have a choice of enrolling in any of the available plans. Aetna representatives will have the opportunity to provide plan information to members during the open enrollment period.

o	Eligibility Transmission –Our contract provides that we will receive eligibility information monthly, or more frequently, from one Gevity H.R. location by tape, paper or electronic connectivity. Costs associated with any custom programming necessary to accept Gevity H.R. eligibility information are not included in the rate quotation.

o	Run-Off Claim Processing — Our rates reflect an incurred (mature) claim base and take into account the expenses associated with the processing of run-off claims following cancellation, subject to the conditions of our financial guarantee.

o	Plan Design — Aetna standard provisions contract wording and claim settlement practices will apply for items not specifically outlined in the plan design section.

Aetna.Inc

Additional Financial Information

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

o Permanent full-time employees work a minimum of 25 hours per week on a regularly scheduled basis.

o	The quoted plan is only for active employees and pre-65 retirees. It is assumed that retirees age 65 and over are not eligible for this plan.

o	Dependents — Eligible dependents include an employee’s spouse and unmarried children up to the limiting age of the plan.

o	Assumed Dependent Eligibility – Dependent coverage to age 19 or 25 if student or handicapped. Texas Dependent coverage mandates Student and Non-Student to age 25. Tennessee Dependent coverage mandates Non-Student to age 24.

o	Prescription Drug Benefit – Prescription drug benefits are included and will be provided through Aetna Pharmacy Management.

o	Patient Management Programs – For the Aetna HMO based products, Patient Management services for Gevity H.R. will be handled by the local Patient Management Center. The following is a summary of the patient management programs that have been included in the pricing.

o	Inpatient Precertification	o	Behavioral Health
o	Concurrent Review	o	National Medical Excellence
o	Discharge Planning	o	Disease Management
o	Case Management	o	Moms to Babies Maternity Program
o	Ambulatory Review	o	Informed Health (1-800 Number)

o	HIPAA — Aetna will be providing Health Insurance Portability and Accountability Act (HIPAA) certifications of coverage for terminated employees.

o	Additional Products and Services — Costs for special services rendered, which are not included or assumed in the pricing will be direct billed. For example, Gevity H.R. would be subject to additional charges for customized communication materials, as well as costs associated with custom reporting, programming, etc. The costs for these types of services would depend upon the actual services performed and would be determined at the time the service is requested.

Aetna.Inc

Financial Conditions:
Open Choice, Traditional Choice

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

The quotation presented in this package is based on the assumptions outlined below. We reserve the right to add charges, make adjustments to the charges shown and make other adjustments to the quotation if there are deviations from these assumptions. If additional information related to this quotation is made available to Aetna at a later date, we reserve the right to revise this quotation based upon analysis of that information. We reserve the right to withdraw any portion of this quotation that relates to new plans or extension of existing plans to new locations. We have made every effort to include information in a manner that reflects existing and expected business practices for the policy period that you have chosen. However, nearly all of the matters addressed in this rating are dynamic and subject to change before or after the effective date.

Prior to finalizing rates and open enrollment occurring, Gevity HR will provide Aetna with full disclosure of open enrollment materials, including employee contribution rates and eligibility definitions for all plans (retiree, part-time employees) for all sites where our insured product is offered. After open enrollment, Gevity HR will provide Aetna with a revised census on all benefit eligible employees (including waivers) showing gender, date of birth, tier, plan selection, zip code and group identifiers for retirees and COBRA individuals.

The quoted rates are valid for a twelve-month period commencing January 1, 2003. Where required by state law, a change in the final filed and approved premium rates may result in an increase or decrease to the quoted rates. Rates may also be changed due to a change in the factors bearing on the risk we assume:

1.	Employer contributes at least 75% of the employee only rate tier or 50% of the total plan cost at each rate tier. Failure to meet this requirement may result in termination or non-renewal. 2. At least 75% of eligible employees participate in the employer’s plan, or at least 50% when excluding those providing proof of enrollment in a spouse’s plan. Failure to meet this requirement may result in termination or non-renewal.

3.	The demographic and/or geographic mix of the enrolled group in any site does not change during the term in a way that in our discretion would increase the per capita premium by more than 5% versus that assumed when developing final rates.

4.	The proposed plan of benefits will be extended to the employee groups included in our current eligibility files. Our rates assume that coverage will not be extended to any additional groups of employees without additional information and underwriting approval and that the total groups of enrolled employees will not increase or decrease by more than 10%. We have assumed that approximately 1,300 employees will be enrolled.

5.	The Aetna plan(s) will only be offered as a full replacement, with no competing plan options. No competitor’s consumer directed healthcare plan (e.g. high deductible indemnity or PPO coverage together with a “spending account” feature) is offered to employees where these Aetna insured medical plans are offered.

6.	Aetna reserves the right to reallocate the premium rate ratios due to changes in the composition of the enrolled census.

Aetna.Inc

Financial Conditions:
Open Choice, Traditional Choice

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

7.	Any changes in the plan of benefits offered, claim payment requirements, procedures, or account structures initiated by Gevity HR or required because of legislative or regulatory action may result in a rate revision. Our quotation assumes that our standard contract provisions and claim settlement practices will apply, as well as all applicable government regulations and state mandates.

8.	Retirees comprise less than 10% of the enrolled group.

9.	COBRA enrollees comprise less than 10% of the enrolled group.

Aetna.Inc

Financial Conditions:
Open Choice, Traditional Choice

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

Listed in this section are brief descriptions of some of the important features of the Aetna Traditional Choice/Open Choice based plans quoted in this package. Statements made in this package are based on facts, as they exist today. Statements made in this package are not intended to serve as a substitute for the policy and are not intended as legal representations or warranties. This renewal is not intended to serve as a substitute for your Group Insurance Policy. Our obligations to one another will be limited to the terms of the Group Insurance Policy.

o	Renewal — Our policy provides for automatic renewal upon the completion of each policy year unless either party invokes the termination provision. This provision may be invoked in accordance with its terms at any time during the continuance of the policy (i.e., is not just limited to termination occurring on the renewal date). Aetna may also decline to provide a renewal offer for a number of reasons stated in the contract. These may include Aetna no longer offering coverage or a specific product in the market and the plan no longer meeting the contribution or participation requirements described in this package.

o	Premium Payments – Failure of Gevity HR to make required premium payments in accordance with provisions of the contract will result in plan termination. The amount due is payable on the 1st day of the monthly coverage period covered by the invoice. If the amount due is not paid in full within 30 days, the contract and plan coverage will terminate. We also have the right to assess late premium payment and costs of collection charges.

o	Retrospective Rating Basis — The enclosed insured medical rates are offered on a retrospectively rated basis. An annual accounting package will be produced to determine either a deficit or surplus accounting balance. Deficit balances will be carried forward and will be recovered from any future policy year surplus balance(s). Surplus accounting balances will be deposited into a Premium Stabilization Reserve (PSR) where voluntary funds will generate interest and risk-reduction credits.

o	Network Service Areas – We have quoted rates specific to certain networks; provider directories may include networks that were not quoted.

o	Contract Situs — The contract situs is Florida.

o	Effective Date –The effective date of the policy is January 1, 2003.

o	Open Enrollment — The quoted rates assume that there will be one predetermined annual enrollment period when all eligible employees have a choice of enrolling in any of the available plans. Aetna representatives will have the opportunity to provide plan information to members during the open enrollment period.

o	Eligibility Transmission –Our contract provides that we will receive eligibility information monthly, or more frequently, from one Gevity HR location by tape, paper or electronic connectivity. Costs associated with any custom programming necessary to accept Gevity HR eligibility information are not included in the rate quotation.

Aetna.Inc

Financial Conditions:
Open Choice, Traditional Choice

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

o	Run-Off Claim Processing — Our rates reflect an incurred (mature) claim base and take into account the expenses associated with the processing of run-off claims following cancellation, subject to the conditions of our financial guarantee.

o	Commissions — Commissions have been excluded from our quoted rates.

o	Plan Eligibility — Plan eligibility is limited to permanent full-time employees that work a minimum of 25 hours per week on a regularly scheduled basis. Eligible dependents are limited to an employee’s spouse and unmarried children up to the limiting age of the plan. No coverage is provided for liability arising under applicable Workers’ Compensation laws or work related injuries and diseases. All employees eligible for this plan are assumed to be covered by Workers’ Compensation insurance.

o	Dependent Eligibility — Dependent coverage to age 19 or 25 if student or handicapped. Texas Dependent coverage mandates Student and Non-Student to age 25. Tennessee Dependent coverage mandates Non-Student to age 24.

o	Prescription Drug Benefit — Prescription drug benefits are included and will be provided through Aetna Pharmacy Management.

o	Mental health/Substance Abuse Benefits — Our quotation assumes that mental health/chemical dependency benefits are included.

o	Medical ID Cards and Directories — Our medical rates include the cost for standard medical ID cards and directories. Each enrolled family member will receive a plastic ID card that includes a toll-free number for accessing member services, a claim submission address and important information customized to the member’s benefit plan. A bulk supply of standard Aetna provider directories is included for 100% of the eligible employee population plus 20% of the enrolled employee population per year.

o	HIPAA — Aetna will be providing Health Insurance Portability and Accountability Act (HIPAA) certifications of coverage for terminated employees.

o	Pre-Existing Conditions Underwriting Rule -Waived.

Only waived for individuals who become covered under this plan, exclusive of any probationary period, within 90 days following their termination of coverage under a prior plan of “creditable” coverage. It does not apply to pregnancies, newborns covered within 31 days of birth, and adopted children covered within 31 days of placement for adoption. The lookback period for determining a pre-existing condition is 90 days prior to the enrollment date. The maximum exclusion period is 365 days after enrollment date.

o	National Advantage Hospital/Facility Program – This program is automatically included with our prospective insured Open Choice plans and offers lower contracted rates for many Indemnity and out-of-network claims. The fee for the National Advantage program is 25% of savings and is accounted for as a claim cost. The fee is only charged when contracted rates are applied.

o	External Review — External Review is included with the insured Open Choice plans. External review utilizes outside vendors who coordinate a medical review through their network of outside physician reviewers. In some states, External Review is provided through a state regulated mechanism.

Aetna.Inc

Additional Financial Information

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

o	Medicare Direct — Over 65 retirees will be enrolled in Medicare and participating in the Medicare Direct program. If this program is not offered to Over 65 retirees, an additional administration charge will apply to the monthly per employee, per month fees. Patient Management programs are excluded for over 65 retirees. If Gevity HR would like Aetna to market this program directly to their retirees, an additional charge will apply.

o	Data Transfer at Termination — Upon contract termination, we agree to cooperate with succeeding administrators in producing and transferring required claim and enrollment data. Data will be transferred within 30 days after determination of Gevity HR’s specific format and content requirements, subject to a charge that is based on direct labor cost and data processing time.

o	Medical EOB Suppression – Unless required by state or federal law, we do not produce EOBs for PPO claims when there is no member liability.

o	Additional Products and Services — Costs for special services rendered, which are not included or assumed in the pricing will be direct billed. For example, Gevity HR would be subject to additional charges for customized communication materials, as well as costs associated with custom reporting, programming, etc. The costs for these types of services would depend upon the actual services performed and would be determined at the time the service is requested.

Aetna.Inc

Additional Financial Information

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

Services and Programs

We have provided a list, by product, of those services and programs that are available to Gevity HR. Please note the following:

|_|	Services and programs included in our quoted pricing are identified with a 4

|_|	Services and programs that are optional are noted as such and those that require an additional expense charge are identified with a $

|_|	Services and programs that are not available for a particular product are identified as n/a

	Categories	PPO	Managed Indemnity

	General Administration
1	Implementation Services	4	4
2	Account Management	4	4
3	Customer Team Services	4	4
4	Banking (SFGP only)	n/a	n/a
5	Communication Materials	4	4
6	Eligibility	4	4
7	Standard Reporting	4	4
8	Fitness Program	4	4
9	Alternative Healthcare Program	4	4
10	Vision One Program	4	4
11	Claim Fiduciary & External Review	4	4
12	HIPAA Administration	4	4
13	Conversion Policy (add. charge	4	4
	for retrospective)
14	Medicare Direct	4	4
15	Claims Subrogation	4	4
	Network Administration
1	Network Management	4	n/a
2	Provider Relations	4	n/a
3	National Advantage Program
	Hospital/Facility	4	4
	Hospital/Facility/Physician	n/a	$

Aetna.Inc

Additional Financial Information

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

	Categories	PPO	Managed Indemnity

	Claim & Member Services
1	Claim Administration	4	4
2	Member Services	4	4
	Patient Management
1	Precertification	4	4
2	Case Management	4	4
3	Concurrent Review	4	4
4	Discharge Planning	4	4
5	National Medical Excellence	4	4
6	Behavioral Health	n/a	n/a
7	Focused Psychiatric Review	4	4
8	Healthy Outlook Programs
	Caring for Asthma	$	$
	Caring for Diabetes	$	$
	Caring for Heart Failure	$	$
	Caring for Low Back Pain	$	$
	Caring for CAD	$	$
9	Informed Healthline	4	4
10	Maternity Management Program	4	4

	Internet Services
1	Aetna Navigator
	Public Site	4	4
	Secure Site (log in)	4	4
2	DocFind	4	4
3	Intelihealth	4	4
4	e.PSM Reporting (USQA)
	Level I Reporting	4	4
	Level II Reporting	n/a	n/a
	Level III Reporting	n/a	n/a
5	Internet Eligibility	4	4

Aetna.Inc

Additional Financial Information

Gevity H.R. PH Number: 100583
Effective January 1, 2003
Group Number: 205202

o	The administrative expense component of the enclosed rates is mature and includes the administrative cost of processing plan runoff at termination. Aetna may recalculate the administrative expense component of the rate if, for any product, there is a 15% decrease in the number of employees from our total Non-HMO medical point in scale enrollment assumptions across all Aetna Non-HMO medical plans, or from any subsequently reset enrollment assumptions. The total point in scale assumption for Aetna Non-HMO medical enrollment is 1,300.